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                                                                     EXHIBIT 5.3

                     [LETTERHEAD OF W.S. WALKER & COMPANY]



The Directors
Apex Silver Mines Limited
Caledonian House
Jennett Street
P.O. Box 1043
George Town
Grand Cayman
Cayman Islands


                                                                2 September 1999

Dear Sirs:

This opinion is delivered in connection with the filing of a Registration Statement on Form S-3 File No. 333-76181 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended (the "Act"), by Apex Silver Mines Limited, a Cayman Islands company ("Apex"), for the registration of the sale from time to time of up to 1,756,764 ordinary shares, par value US$0.01 per share, of Apex ("Ordinary Shares") being offered by the stockholders of the Company named in the section entitled "Selling Stockholders" in the Registration Statement ("the Selling Stockholders").

For the purposes of giving this opinion, we have examined the documents (the "Documents") listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the documents nor upon the commercial terms of the transactions contemplated by the documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the law of the Cayman Islands that the Ordinary Shares being offered by the Selling Stockholders have been duly and validly authorised and, when the Registration Statement shall have become effective, and when the Ordinary Shares being offered by the Selling Stockholders pursuant thereto have been sold for good
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and valuable consideration upon the terms and conditions described in the
Registration Statement, such Ordinary Shares will be duly and validly issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our name in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereof.

                                             Yours faithfully,



                                             W. S. WALKER & COMPANY

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                                    Schedule 1


1.  The Memorandum and Articles of Association of Apex Silver Mines Limited;

2.  The Registration Statement; and

3. Such other documents as we have considered necessary for the purposes of rendering this opinion.

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                                  Schedule 2


The opinions hereinbefore given are based upon the following assumptions:


1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Documents and that, in so far as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2. All authorizations, approvals, consents, licenses and exemptions required by and all filings and other requirements of each of the parties to the Documents outside the Cayman Islands to ensure the legality and validity of the Documents will be duly obtained, made or fulfilled and will remain in full force and effect and that any conditions to which they are subject will be satisfied.

3.  None of the parties to any of the Documents will be

    (a) a "person in Iraq" as that term is defined in The Iraq and Kuwait (United Nations Sanctions) (Dependent Territories) Order 1990 or an "Iraqi person" as defined in The Iraq (United Nations) (Sequestration of Assets) (Dependent Territories) Order 1993 or a person resident in the Republic of Iraq for the purposes of the Caribbean Territories (Control of Gold, Securities, Payment and Credits: Kuwait and Republic of Iraq) Order 1990; or

    (b) a "person connected with Libya" as that term is defined in The Libya (United Nations Sanctions) (Dependent Territories) Order 1992.

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